Exhibit 99.1

FOR IMMEDIATE RELEASE

SCILEX PHARMACEUTICALS, Sorrento THERAPEUTICS’ SUBSIDIARY, FILES
MARKETING AUTHORIZATION APPLICATION IN THE EUROPEAN UNION FOR ZTlido™

SAN DIEGO, November 14th, 2017 /GlobalNewswire/ -- Sorrento Therapeutics, Inc. (NASDAQ: SRNE) ("Sorrento"), announced today that SCILEX Pharmaceuticals Inc. ("SCILEX"), a majority-owned subsidiary of Sorrento, filed the European Marketing Authorization Application (MAA) for its lead product candidate, ZTlido™ (lidocaine medicated plaster 1.8%), through a hybrid regulatory pathway with the Medicines and Healthcare products Regulatory Agency (MHRA) in the United Kingdom (UK).

ZTlido™ was specifically designed to efficiently deliver lidocaine and have superior adhesion as compared to the US and EU reference products, Lidoderm®/ Versatis® respectively, in recognition that adhesion is critical to the safety, efficacy and quality of a patch or medicated plaster pharmaceutical product.  This is especially the case for patch or medicated plaster systems such as ZTlido™, where the drug is contained in the adhesive and must be in contact with the skin to deliver the drug.

The UK will be the reference member state, or lead review agency, with corresponding filings in multiple other countries including Germany, France, Spain, Italy and Ireland.

The review time for the MAA is 210 days with clock stops for information requests from agencies. Scilex expects to have a decision in the 4th quarter of 2018.

The company is currently evaluating commercial options and partnerships for the EU, with a potential commercial launch date for Europe in 2019.

Scilex currently has a new drug application under review with the FDA in the US for ZTlido™.

About SCILEX Pharmaceuticals Inc.

SCILEX, a majority-owned subsidiary of Sorrento Therapeutics located in San Diego, California, leverages on its core, proprietary technologies to responsibly develop next generation, branded pharmaceutical products to better manage critical conditions and maximize the quality of life of patients and healthcare providers. We are uncompromising in our focus to become the global pharmaceutical leader committed to social, environmental, economic, and ethical responsibility. Leveraging on our global partnerships, we deliver the next generation of trailblazing products that are responsible by design. The Company's lead product under development, ZTlido™ (lidocaine patch 1.8%), is a branded lidocaine patch formulation for the treatment of relieving the pain of post-herpetic neuralgia, also referred to as after-shingles pain. For more information visit www.scilexpharma.com.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento's multimodal multipronged approach to fighting cancer is made possible by its’ extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”), intracellular targeting antibodies (“iTAbs”), antibody-drug conjugates (“ADC”), and clinical stage oncolytic virus (“Sephrevir®”).

Sorrento's commitment to life-enhancing therapies for cancer patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule in Resiniferatoxin (“RTX”) and ZTlido. Resiniferatoxin is completing a phase IB trial in terminal cancer patients. ZTlido is in regulatory review following NDA re-submission.

For more information visit www.sorrentotherapeutics.com

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the timing of the review of the MAA for ZTlido, ZTlido’s ability to efficiently deliver lidocaine and superior adhesion advantages, timing for the potential commercialization of ZTlido, partnerships for ZTlido in the EU, Scilex’ prospects, Sorrento’s strategy and other forward-looking statements. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: that the review of the NDA may not proceed in a timely manner and other risks that are described in Sorrento’s most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact:

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

Website: www.sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

ZTlido™ and G-MAB™ are trademarks owned by Scilex Pharmaceuticals, Inc. and Sorrento, respectively.

Seprehvir®, is a registered trademark of Virttu Biologics Limited, a wholly-owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2017 Sorrento Therapeutics, Inc. All Rights Reserved.

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